UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 23, 2007

DigitalPost Interactive, Inc.
(Exact name of registrant as specified in its charter)

Nevada	33-124405	98-0434357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

107-1520 McCallum Rd, Suite #29, Abbotsford, British Columbia, Canada V2S 8B2
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:     (604) 313-5410

Homassist Corporation
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.03  Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On January 23, 2007, we filed an amendment to our articles of incorporation with the Nevada Secretary of State to: (i) change our name to “DigitalPost Interactive, Inc.” and (ii) designate 20 million shares of our authorized capital stock as preferred stock and to further authorize our board of directors to fix the number of shares of any series of preferred stock and to determine the designation of any such series, including the authority to determine the designation of any such series, including the authority to determine the rights, preferences, privileges and restrictions on any such series of preferred stock. This amendment was unanimously approved by our board of directors and by a majority of our stockholders by written consent.

Nasdaq informed us on January 25, 2007 that these corporate actions will take effect at the start of business on January 26, 2007. Our new symbol on this date will be “DGLP”.

On January 24, 2007 we changed our fiscal year to the fiscal year ended December 31. The change in fiscal year will be reflected in our Form 10-KSB for the fiscal year ended December 31, 2006. The change of fiscal year is in connection with our pending acquisition of all of the equity of The Family Post, Inc. (“TFP”), previously disclosed in our Current Report on Form 8-K dated January 16, 2007. Upon closing, this transaction will be accounted for as a reverse acquisition. As a result, TFP will be the accounting acquiring entity (whose fiscal year ends December 31), and our historical financial statements will reflect the operations of TFP as if TFP had made the acquisition.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

Exhibit Number	Description

4.1	Certificate of Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMASSIST CORPORATION (Registrant)

Date: January 25, 2007	By:	/s/ Ernest Cheung
Ernest Cheung, Secretary

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